UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 16, 2003

Date of Report (Date of Earliest Event Reported)

TRIKON TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22501	95-4054321

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Ringland Way, Newport, Gwent NP18 2TA,
United Kingdom

(Address of principal executive offices)

44-1633-414-000

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

On October 16, 2003, Trikon Technologies, Inc. a Delaware corporation, issued a press release announcing that it has signed definitive agreements for the private sale of shares of its common stock and warrants to purchase additional shares of its common stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release of Trikon Technologies, Inc. dated October 16, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2003	TRIKON TECHNOLOGIES, INC.

	By:	/s/ William J. Chappell

William J. Chappell Chief Financial Officer

INDEX TO EXHIBITS

Index Number	Description of Document

99.1	Press Release of Trikon Technologies, Inc. dated October 16, 2003.